                                                                    EXHIBIT 99.1

[NAVISITE LOGO]
CONTACTS:
Jeffrey Hodnett
NaviSite, Inc.
(978) 946-7833
jhodnett@navisite.com

             NAVISITE REPORTS FISCAL YEAR 2005 FIRST QUARTER RESULTS

  Revenue increased 15% and operating expenses reduced 21% over prior quarter;
               posts fifth consecutive quarter of positive EBITDA

ANDOVER, MASS. - DECEMBER 8, 2004 - NaviSite, Inc. (Nasdaq SC: NAVI), a leading provider of managed application services and a broad range of outsourced hosting services, today reported financial results for its first quarter of fiscal year 2005, which ended October 31, 2004.

In the first quarter of fiscal year 2005, NaviSite posted, for the fifth consecutive quarter, positive EBITDA, improving $1.2 million over the prior quarter, while increasing revenue and decreasing its net loss. NaviSite's operating loss was $4.8 million for the first fiscal quarter of fiscal year 2005, as compared to an operating loss of $10.7 million in the prior quarter and $2.8 million in the first quarter of fiscal year 2004. Specifically, during the first quarter of fiscal year 2005 the Company:

     o Increased revenue by 15% sequentially to $28.9 million, up from $25.2 million in the prior quarter;

     o Increased revenue by 23% year over year, up from $23.5 million in the same period in the prior year;

     o Posted positive EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), excluding impairment and other one-time charges, for the fifth consecutive quarter in the amount of $1.3 million, up from $23,000 in the prior quarter; and,

     o Decreased net loss to $6.6 million for the first quarter of fiscal year 2005, as compared with a net loss of $11.5 million for the prior quarter. Net loss for the first quarter of fiscal year 2004 was $3.4 million.

KEY HIGHLIGHTS AND SUBSEQUENT EVENTS


The first quarter of fiscal year 2005 marked the first full quarter that NaviSite included operating results from its recent acquisition of the Surebridge business. As a result, revenue increased 15% to $28.9 million from $25.2 million in the prior quarter. Operating expenses, excluding impairment, restructuring and other costs, were reduced by nearly 21% to $9.8 million in the first quarter of fiscal year 2005, as compared to $12.4 million in the prior quarter.

NaviSite continues to execute on its strategic initiatives for growth. Since the start of the first quarter of fiscal year 2005, more than 50 NaviSite customers have proactively signed renewal and contract change orders, including a 4,000 seat managed messaging contract for a major media company and a current hosted customer, and a $480,000 contract addition of an existing managed messaging agreement with a Fortune 50 manufacturer. We have also extended existing global Electronic Software Distribution contracts with two of the largest software vendors for combined annual minimum revenue of $2.8 million.

"We are pleased with our ability to gain new sales from both new customers and our existing installed base which is a key piece of our Company's growth strategy. Our customers are responding positively to our customer-centric business model and new service offerings," said Arthur Becker, CEO of NaviSite. "This growth also underscores that companies are adopting the hosted model and are turning to NaviSite to run their business applications while they focus on their core initiatives."


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

Customer churn, defined as the loss of a customer or a reduction in a customer's monthly revenue run rate, excluding our major accounts, continued to improve in the first quarter of fiscal year 2005, averaging 1.4% per month as compared to a rate of slightly lower than 2% per month during the fourth quarter of fiscal year 2004.

Continuing the strategy to emerge as a leader in the Software as a Service
(SaaS) enablement business, during the first quarter, NaviSite announced a partnership with industry leader and On Demand delivery platform provider, JamCracker. This partnership creates a turn-key SaaS enablement package that allows Independent Software Vendors (ISVs) to create On Demand application services which will allow them to offer their Software as a Service without the requirement to make changes in their software. In this context, the Company also announced deals during the quarter to provide infrastructure and SaaS enablement services to ISVs, Mitratech, a process automation solutions provider, and DMSI, the leading provider of software for the building materials and inventory industry. NaviSite currently provides these services for more than 75 ISV customers.

In support of its Peoplesoft practice which was a part of the Surebridge acquisition, NaviSite announced the launch of its SureStartTM service. This template driven approach delivers cost-effective Peoplesoft functionality to mid-market companies in a 12 week time frame. SureStart ensures a rapid return on investment by combining the cost-effectiveness of a packaged software solution with the flexibility to accommodate customer's specific needs. Earlier today, the Company also announced that it has signed a reseller agreement with PeopleSoft, Inc. to sell its PeopleSoft(R) EnterpriseOne and PeopleSoft(R) World software packages directly to companies with revenues of $100 million and below. With this agreement, NaviSite is enabled to extend to its clients the benefits of its end-to-end solutions for business application strategy, implementation, integration, and optimization services to smaller and mid-market enterprises.

NaviSite also announced that it has successfully completed a SAS 70 (Statement on Auditing Standards No. 70) Type II Audit on its data center processes, procedures and general controls by a nationally recognized public accounting firm. Successful completion of the SAS 70 Type II Audit is a critical element in Sarbanes-Oxley compliance for NaviSite's public company customers and will help to assure them that NaviSite has instituted best practices and the appropriate systems and processes to safeguard the applications they outsource to NaviSite.

FIRST QUARTER FINANCIAL RESULTS
Total revenue for the first quarter of fiscal year 2005 increased 15% to $28.9 million from $25.2 million in the prior quarter and increased 23% from $23.5 million in the first quarter of fiscal year 2004. NaviSite posted a gross profit of $6.1 million for the first quarter fiscal year 2005, an increase of 12% from $5.4 million in the prior quarter, and 24% over a gross profit of $4.9 million reported for first quarter fiscal year 2004.

Net loss decreased to $6.6 million for the first quarter of fiscal year 2005, as compared with a net loss of $11.5 million for the prior quarter. Net loss for the first quarter of fiscal year 2004 was $3.4 million. Net loss per share decreased to $0.24 per share for first quarter of fiscal year 2005, from a loss of $0.43 per share for the prior quarter. Net loss per share for the first quarter of fiscal year 2004 was $0.14. NaviSite posted positive EBITDA, excluding impairment and other one-time charges, of $1.3 million for the first quarter or fiscal year 2005, as compared to $23,000 of EBITDA for the prior quarter and $2.0 million of EBITDA, excluding impairment and other one-time charges, for the first quarter of fiscal year 2004.

"The results from the first quarter of fiscal 2005 highlight the continuation of our integration of Surebridge. We increased revenue, lowered expenses, improved gross profit and continued to move toward our goal of being a profitable leader in outsourced managed application services for the mid-market," said Arthur Becker, CEO and President of NaviSite.


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

 "We anticipate revenue for the second quarter of fiscal year 2005, ending January 31, 2005, will be in the range of $28.7 million to $29.3 million and forecast EBITDA, excluding impairment and other one-time charges, to be between $1.6 million and $2.2 million as we begin to see the realization of the first full quarter of synergies from the acquisition of Surebridge."

EBITDA
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company's actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. The Company also excludes impairment and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company's actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company's financial results prepared in accordance with U.S. GAAP. A table reconciling the Company's net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company's underlying financial performance. A table reconciling expected net loss to expected EBITDA for the second quarter of fiscal year 2005 is also included in this release.


CONFERENCE CALL SCHEDULED FOR WEDNESDAY, DECEMBER 8, 2004
NaviSite's Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite's fiscal year 2005 first quarter financial results at 9:00 a.m. Eastern Time, on Wednesday, December 8, 2004.

DATE AND TIME:        Wednesday, December 8, 2004, 9:00 A.M. ET
CALL IN #:            Toll free: 888.346.5716 (INTL: 404.260.5386)
DIAL IN REPLAY:       Toll Free: 888.346.3949 (INTL: 404.260.5385)
                      Enter PIN#: 1208045   Enter Confirmation#: 20041202130103
                      Available 30 minutes following the conclusion of the call
WEBCAST REPLAY:                 www.navisite.com/investors.cfm
                      Available 1 hour following conclusion of the call



ABOUT NAVISITE

NaviSite, Inc. (NASDAQ SC: NAVI) deploys, manages and enables software applications and infrastructure for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies and government agencies.

The Company offers a full range of services including design, implementation, optimization, upgrade, application development, fully hosted and remote application management, managed services, content delivery, colocation, and Software as a Service enablement.

NaviSite is a Microsoft Gold Certified Partner, PeopleSoft Distributor and Silver Services Partner, and a Siebel Reseller Partner. The Company offers vertical expertise in the manufacturing/distribution, financial services, healthcare/pharmaceutical, services, publishing/media & communications, and public sector industries.


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NaviSite was founded in 1997 and is headquartered in Andover, Massachusetts, with offices and data centers across the United States and in the UK. The Company has approximately 500 employees servicing approximately 1,100 customers worldwide. For more information, please visit www.navisite.com or call 978.682.8300.

                                      # # #

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected benefits, capabilities and marketability of NaviSite's product and service offerings, NaviSite's strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite's success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including those as to expected EBITDA and revenue, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses; NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to Waythere; NaviSite's management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite's competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Annual Report on Form 10-K. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

All logos, company and product names may be trademarks or registered trademarks of their respective owners.

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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - FIRST QUARTER FISCAL YEAR 2005
                                EBITDA Summaries

                                                             FOR THE THREE MONTHS ENDED
                                                      -----------------------------------------
                                                      OCTOBER 31, 2004         OCTOBER 31, 2003
                                                      ----------------         ----------------
                                                                      UNAUDITED
                                                                    (IN THOUSANDS)

Net loss, as reported                                      $(6,576)                  $(3,353)

Depreciation                                                 2,338                     2,623
Interest expense, net                                        1,886                       545
Taxes                                                           --                        --
Amortization                                                 1,426                       847
Non-cash compensation                                          184                        --
                                                           -------                   -------
EBITDA                                                        (742)                      662

Impairments                                                  1,032                     1,089
Severance and acquisition migration costs                      977                       245
                                                           -------                   -------
EBITDA, excluding impairments,
severance and acquisition
migration costs                                            $ 1,267                   $ 1,996
                                                           =======                   =======


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - SECOND QUARTER FISCAL YEAR 2005 Reconciliations of Expected GAAP Net Loss to Expected EBITDA


                                                           FOR THE THREE MONTHS ENDED
                                                                JANUARY 31, 2005
                                                        --------------------------------
                                                        RANGE LOW             RANGE HIGH
                                                        ---------             ----------
                                                                 (IN THOUSANDS)
Expected Net loss                                        $(4,300)               $(3,700)
Expected Depreciation                                      2,400                  2,400
Expected Interest expense, net                             1,900                  1,900
Expected Amortization of intangible assets                 1,400                  1,400
Expected Non-cash compensation                               200                    200
                                                         -------                -------
Expected EBITDA                                          $ 1,600                $ 2,200
                                                         =======                =======


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - FIRST QUARTER FISCAL YEAR 2005
                            Statements of Operations


                                                      FOR THE THREE MONTHS ENDED
                                             -------------------------------------------
                                             OCTOBER 31, 2004           OCTOBER 31, 2003
                                             ----------------           ----------------
                                                              UNAUDITED
                                                            (IN THOUSANDS,
                                                       EXCEPT PER SHARE AMOUNTS)

Revenue                                           $ 28,861                   $ 23,473
Revenue, related parties                                33                         --
                                                  --------                   --------
     Total revenue                                  28,894                     23,473
                                                  --------                   --------

Cost of revenue                                     22,820                     17,924
Impairment, restructuring and other                     --                        633
                                                  --------                   --------
     Total cost of revenue                          22,820                     18,557
                                                  --------                   --------

Gross profit                                         6,074                      4,916
                                                  --------                   --------

Operating expense:
  Operating expense                                  9,808                      7,278
   Impairment, restructuring and other               1,032                        456
                                                  --------                   --------
      Total operating expenses                      10,840                      7,734
                                                  --------                   --------

Loss from operations                                (4,766)                    (2,818)

Other income (expense):
  Interest income                                       13                         64
  Interest expense                                  (1,898)                      (609)
  Other income (expense), net                           75                         10
                                                  --------                   --------

Loss before income tax expense                      (6,576)                    (3,353)
Income tax expense                                      --                         --
                                                  --------                   --------
Net loss                                          $ (6,576)                  $ (3,353)
                                                  ========                   ========

Basic and diluted net loss per common
share                                             $  (0.24)                  $  (0.14)
                                                  ========                   ========

Basic and diluted weighted average
number of common shares outstanding                 27,927                     24,506
                                                  ========                   ========


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - FIRST QUARTER FISCAL YEAR 2005
                                 Balance Sheets

                                                                     OCTOBER 31, 2004       JULY 31, 2004
                                                                     ----------------       -------------
                                                                                   UNAUDITED
                                                                                 (IN THOUSANDS)
ASSETS
------

Current assets:
Cash and cash equivalents                                                 $  1,024             $  3,195
Accounts receivable, less allowance for doubtful accounts of                 6,584
$2,759 at October 31, 2004 and $2,498 at July 31, 2004                      16,220                    1
Due from related party                                                          99                  101
Prepaid expenses and other current assets                                    5,475                5,967
                                                                          --------             --------
     Total current assets                                                   22,818               25,847

Non-current assets                                                          94,889               98,017
                                                                          --------             --------

     Total assets                                                         $117,707             $123,864
                                                                          ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
Accounts receivable financing line, net                                   $ 20,267             $ 20,240
Notes payable, current portion                                               2,013                1,551
Note payable to related party                                                3,000                3,000
Capital lease obligations, current portion                                   1,277                2,921
Accounts payable                                                             9,948                8,285
Accrued expenses, deferred revenue and customer deposits                    23,719               26,561
                                                                          --------             --------
     Total current liabilities                                              60,224               62,558

Total non-current liabilities                                               52,786               50,224
                                                                          --------             --------
     Total liabilities                                                     113,010              112,782

Total stockholders' equity                                                   4,697               11,082
                                                                          --------             --------

     Total liabilities and stockholders' equity                           $117,707             $123,864
                                                                          ========             ========


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - FIRST QUARTER FISCAL YEAR 2005
                            Statements of Cash Flows


                                                                 FOR THE THREE MONTHS ENDED
                                                          ---------------------------------------
                                                          OCTOBER 31, 2004       OCTOBER 31, 2003
                                                          ----------------       ----------------
                                                                         UNAUDITED
                                                                       (IN THOUSANDS)

Net cash used for operating activities                         $  (744)               $(3,219)

Net cash used for investing activities                          (1,419)                  (486)

Net cash provided by (used for) financing activities                (8)                 2,741
                                                               -------                -------

Net decrease in cash                                            (2,171)                  (964)
Cash and cash equivalents, beginning of period                   3,195                  3,862
                                                               -------                -------
Cash and cash equivalents, end of period                       $ 1,024                $ 2,898
                                                               =======                =======



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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA